Exhibit 99.1

EXECUTION COPY

AMENDMENT NO. 2

TO

SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”), dated as of June 21, 2013, is entered into by and among Lifetime Brands, Inc., as the Borrower (the “Borrower”), the Subsidiary Guarantors party hereto, the financial institutions party hereto as Lenders (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below.

WITNESSETH

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and the Agent are parties to the Senior Secured Credit Agreement, dated as of July 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Subsidiary Guarantors have requested that the Lenders and the Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Lenders and the Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors, the Lenders and the Agent hereby agree as follows:

Section 1. Amendments. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

A. Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Amendment No. 2 Effective Date” shall mean June 21, 2013

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Persons” shall mean a person or entity (a) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations or (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“ECP” shall mean an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guaranteed Obligations of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guaranteed Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guaranteed Obligations of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranteed Obligations of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guaranteed Obligation or security interest is or becomes illegal.

“Executive Order” has the meaning assigned to such term in the definition of “Sanctions Laws and Regulations”.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBOR Rate”.

“Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen

Rate for the longest period (for which the LIBOR Screen Rate is available for dollars) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBOR Rate”.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Qualified ECP Guarantor” shall mean, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranteed Obligations or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quotation Day” shall mean, with respect to any Eurodollar Borrowing and any Interest Period, two (2) Business Days prior to (or, if such Eurodollar Borrowing is denominated in Pounds Sterling, on the day of) the commencement of such Interest Period or, if different, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in dollars for delivery on the first day of such Interest Period.

“Sanctions Laws and Regulations” shall mean (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered or enforced by OFAC, and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“Specified RP Period” has the meaning assigned to such term in Section 6.08(a).

“Specified Repurchases” means up to $15,000,000 of the chronologically first repurchases of the Borrower’s capital stock made on or after May 7, 2013.

“Specified Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

B. The definition of “Adjusted LIBOR Rate” is hereby amended and restated in its entirety to read as follows:

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

C. The definition of “Amortization Date” is hereby amended and restated in its entirety to read as follows:

“Amortization Date” shall mean June 30, 2013, October 31, 2013 and thereafter January 31st, April 30th, July 31st, and October 31st of each calendar year during the term of this Agreement.

D. The definition of “EBITDA” is hereby amended and restated in its entirety to read as follows:

“EBITDA” shall mean, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period (net of tax refunds), (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash charges for such period (including non-cash charges for such period associated with incurring the First Lien Secured Obligations, but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), (v) any advisory and other professional services fees and related expenses paid in connection with Permitted Acquisitions (other than, for the avoidance of doubt the Specified Transactions) and any investments made pursuant to Section 6.04(m) (other than, for the avoidance of doubt the Specified Transactions) in an aggregate amount with respect to all such fees and expenses not to exceed $3,000,000 for any twelve-month period, (vi) any advisory and other professional fees and related expenses paid in connection with the Specified Transactions, in an aggregate amount with respect to all such fees and expenses not to exceed $2,000,000 for the twelve-month period ending on October 28, 2012, (vii) non-recurring charges incurred during such period, which shall not exceed in the aggregate for all periods, $2,000,000, and (viii) any extraordinary losses from sales, exchanges and other dispositions of property not in the ordinary course of business, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period and (ii) the sum of any extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, all calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary in this definition, for purposes hereof, the term “EBITDA” shall be calculated, for any period, on a consistent basis, to reflect purchases and acquisitions made by the Borrower or any Subsidiary of any Person or assets of any Person constituting a business unit during such period as if such purchase or acquisition occurred at the beginning of such period; provided that any amounts included in the determination of “EBITDA” pursuant to this sentence for any period shall not exceed an amount equal to 25% of the “EBITDA” of the Borrower for such period determined without giving effect to this sentence.

E. The definition of “Fixed Charges” is hereby amended and restated in its entirety to read as follows:

“Fixed Charges” shall mean, with reference to any period, without duplication, (a) cash Interest Expense, plus (b) the aggregate amount of prepayments and scheduled principal payments of Indebtedness by Borrower and its Subsidiaries made during such period (other than prepayments and repayments of First Lien Secured Obligations), determined in accordance with GAAP, plus (c) the positive difference, if any, of (i) the expense for income taxes paid in cash during such period by Borrower and its Subsidiaries minus (ii) the aggregate amount of any cash income taxes refunded in such period, plus (d) the aggregate amount of Restricted Payments paid by Borrower in cash during such period (excluding, for each Test Period ending on or before June 30, 2015, any Specified Repurchases made during such Test Period to the extent such Specified Repurchase is permitted under Section 6.08(a)).

F. The definition of “LIBOR Rate” is hereby amended and restated in its entirety to read as follows:

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBOR Rate shall be the Interpolated Rate at such time, subject to Section 2.11.

G. The definition of “Loan Payment Percentage” is hereby amended and restated in its entirety to read as follows:

“Loan Payment Percentage” shall mean the following percentages for the following Amortization Dates, beginning with the Amortization Date on June 30, 2013 (the “First Amortization Date”) and with all Amortization Dates thereafter being treated sequentially (by way of example only, the Amortization Date occurring on June 30, 2013 would be the first Amortization Date for purposes hereof, and the Amortization Date occurring on July 31, 2014 would be the fifth Amortization Date for purposes hereof): (i) 10% for the First Amortization Date, (ii) 2.5% for each of the first four Amortization Dates to occur after the First Amortization Date, (iii) 3.75% for each of the fifth through and including the twelfth Amortization Dates to occur after the First Amortization Date, (iii) 5.0% for each of the thirteenth through and including the sixteenth Amortization Dates to occur after the First Amortization Date and (iv) 7.5% for each Amortization Date thereafter.

H. The definition of “Secured Obligations” is hereby amended and restated in its entirety to read as follows:

“Secured Obligations” shall mean all Obligations, together with all (i) obligations of Borrower or any Subsidiary Guarantor under any Treasury Services Agreement owing to one or more Secured Parties or their respective Affiliates and (ii) Swap Obligations owing to one or more Secured Parties or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party

I. Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period; or

J. Section 2.14(a) of the Credit Agreement is hereby amended by adding the following sentence immediately at the end thereof:

In addition, notwithstanding the foregoing or anything to the contrary set forth herein, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

K. Article III of the Credit Agreement is hereby amended to insert the following as a new Section 3.24 thereof:

SECTION 3.24. Sanctions Laws and Regulations. No Loan Party, Subsidiary of any Loan Party or, to the best knowledge of each Loan Party, any of its directors, officers, employees, brokers or other agents of any Loan Party or any Subsidiary of any Loan Party acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender or any of its parents, subsidiaries or Affiliates is a Designated Person.

L. Clause (iv) of Section 6.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv) the Borrower may declare or make, or agree to pay or make, directly or indirectly, any repurchases of its capital stock from the Amendment No. 2 Effective Date through June 30, 2014 (such period, the “Specified RP Period”) so long as (A) no Default or Event of Default has occurred and is continuing prior to giving effect to such repurchase or would arise after giving effect (including pro forma effect) thereto, (B) Availability exceeds $40,000,000 after giving pro forma effect to such repurchase for a period of six (6) consecutive months prior to such repurchase and (C) the Fixed Charge Coverage Ratio, after giving effect to such repurchase on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, is equal to or greater than 1.25 to 1.00, (v) the Borrower may declare or make, or agree to pay or make, directly or indirectly, dividends in respect of its common stock during the Specified RP Period so long as (A) such dividend, when taken together with all other dividends made by the Borrower in respect of its common stock during the fiscal quarter of the Borrower in which such dividend will be made, does not exceed $500,000, (B) no Default or Event of Default has occurred and is continuing prior to giving effect to such dividend or would arise after giving effect (including pro forma effect) thereto, (C) Availability exceeds $30,000,000 after giving pro forma effect to such dividend for a period of six (6) consecutive months prior to such dividend and (D) the Fixed Charge Coverage Ratio, after giving effect to such dividend on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, is equal to or greater than 1.25 to 1.00 and (vi) the Borrower and the Subsidiaries may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payment so long as (A) no Default or Event of Default has occurred and is continuing prior to giving effect to such Restricted Payment or would arise after giving effect (including pro forma effect) thereto and (B) either (1) (x) Availability exceeds $40,000,000 after giving pro forma effect to such Restricted Payment for a period of six (6) consecutive months prior to such Restricted Payment and (y) the Fixed Charge Coverage Ratio, after giving effect to such Restricted Payment on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, is equal to or greater than 1.25 to 1.00 or (2) (x) Availability exceeds $25,000,000 after giving pro forma effect to such Restricted Payment for a period of six (6) consecutive months prior to such Restricted Payment and (y) the Fixed Charge Coverage Ratio, after giving effect to such Restricted Payment on a pro forma basis, determined for the four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements are available, is equal to or greater than 1.25 to 1.00.

M. Article VI of the Credit Agreement is hereby amended to insert the following as a new Section 6.20 thereof:

SECTION 6.20. Sanctions Laws and Regulations.

(a) The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

N. The last parenthetical in the first sentence of Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(such obligations being herein collectively called the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, as applicable) any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor)

O. Article VII of the Credit Agreement is hereby amended to insert the following as a new Section 7.11 thereof:

SECTION 7.11. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Party Guarantee in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11 or otherwise under this Loan Party Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Loan Party Guarantee in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (i) the Agent shall have received counterparts to this Amendment, duly executed by each of the parties hereto, (ii) the Agent shall have received such instruments and documents as are reasonably requested by the Agent, (iii) the Agent shall have received payment and/or reimbursement of the Agent’s and its affiliates’ reasonable fees and expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Agent) in connection with this Amendment and the other Loan Documents and (iv) the Agent shall have received from the Borrower, on behalf of each Lender, an amendment fee in an amount equal to $2,500 for each Lender.

Section 3. Representations and Warranties of the Borrower and the Subsidiary Guarantors. The Borrower and each Subsidiary Guarantor hereby represents and warrants as follows:

(a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(b) After giving effect to this Amendment, the representations and warranties made by it in the Loan Documents are true and correct as of the date hereof.

(c) Before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4. Effect on Credit Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b) Except as specifically amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) Each Loan Party consents to this Amendment and affirms its duties and obligations under each Loan Document to which it is a party

Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LIFETIME BRANDS, INC., as the Borrower

By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President-Finance, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

PFALTZGRAFF FACTORY STORES, INC.

By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President-Finance and Treasurer

TMC ACQUISITION INC.

By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Chief Financial Officer and Treasurer

LIFETIME DELAWARE HOLDINGS, LLC

By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President-Finance and Treasurer

Signature Page to Amendment No. 2 to

Senior Secured Credit Agreement

Lifetime Brands, Inc.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Patricia S. Carpen
Name: Patricia S. Carpen Title: Senior Portfolio Manager

Signature Page to Amendment No. 2 to

Senior Secured Credit Agreement

Lifetime Brands, Inc.

SOVEREIGN BANK, N.A. as a Lender

By:	/s/ Christine Gerula
Name: Christine Gerula Title: Senior Vice President

Signature Page to Amendment No. 2 to

Senior Secured Credit Agreement

Lifetime Brands, Inc.